Exhibit 99.3

Atlas Intermediate Holdings LLC and ATC Group Partners LLC

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS (unaudited)

(amounts in thousands)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and equivalents	$17,355	$6,509
Accounts receivable, net	105,663	101,180
Unbilled receivables, net	35,757	37,692
Prepaid expenses	6,616	6,446
Other current assets	624	453

Total current assets	166,015	152,280

Property and equipment, net	13,957	12,260
Intangible assets, net	98,538	109,904
Goodwill	80,352	80,352
Other long-term assets	2,526	39

TOTAL ASSETS	$361,388	$354,835

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Trade accounts payable	$26,585	$24,245
Accrued liabilities	13,053	14,046
Current maturities of long-term debt	11,193	5,682
Other current liabilities	12,873	21,456

Total current liabilities	63,704	65,429

Long-term debt, net of current maturities and loan costs	160,977	112,362
Other long-term liabilities	3,389	5,250

Total liabilities	228,070	183,041

COMMITMENTS AND CONTINGENCIES (NOTE 9)

MEMBERS’ CAPITAL	133,318	171,794

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$361,388	$354,835

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

Atlas Intermediate Holdings LLC and ATC Group Partners LLC

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (unaudited)

(amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Revenues	$128,753	$109,719	$358,033	$314,136

Cost of revenues	(70,623)	(63,098)	(196,247)	(182,566)
Operating expenses	(47,068)	(35,594)	(139,173)	(107,703)

Operating income	11,062	11,027	22,613	23,867

Interest expense	(2,493)	(1,254)	(8,027)	(4,609)
Other income/(expense)	64	(184)	(718)	(5,939)

Income before income taxes	8,633	9,589	13,868	13,319
Income tax benefit/(expense)	45	(153)	(114)	(223)

Net income from continuing operations	8,678	9,436	13,754	13,096

Loss from discontinued operations	-	-	(213)	(643)

Net income	$8,678	$9,436	$13,541	$12,453

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

Atlas Intermediate Holdings LLC and ATC Group Partners LLC

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF MEMBERS’ CAPITAL (unaudited)

(amounts in thousands)

Balance, December 31, 2017	$172,674
Contributions	300
Distributions	-
Equity-based compensation	165
Net income	12,453

Balance, September 30, 2018	$185,592

Balance, December 31, 2018	$171,794
Contributions	-
Distributions	(53,400)
Equity-based compensation	1,383
Net income	13,541

Balance, September 30, 2019	$133,318

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

Atlas Intermediate Holdings LLC and ATC Group Partners LLC

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (unaudited)

(amounts in thousands)

	Nine months ended September 30,
	2019	2018

Cash flows from operating activities:
Net income	$13,541	$12,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,603	14,294
Equity-based compensation expense	1,383	165
Gain on sale of property and equipment	(76)	(138)
Write-off of deferred financing costs related to debt extinguishment	40	-
Amortization of deferred financing costs	174	174
Provision for bad debts	351	267
Changes in assets & liabilities:
(Increase) in accounts receivable	(4,834)	(4,098)
Decrease in unbilled receivables	1,935	2,279
(Increase) decrease in prepaid expenses	(170)	957
(Increase) in other current assets	(171)	(542)
Decrease (increase) in trade accounts payable	2,340	(937)
(Decrease) increase in accrued liabilities	(993)	6,323
(Decrease) in other current and long-term liabilities	(7,944)	(2,796)
(Increase) in other long-term assets	(2,487)	(501)

Net cash provided by operating activities	18,692	27,900

Cash flows from investing activities:
Purchases of property and equipment	(6,128)	(4,619)
Purchase of business, net of cash acquired	-	(4,300)
Proceeds from disposal of property and equipment	270	409

Net cash (used in) investing activities	(5,858)	(8,510)

Cash flows from financing activities:
Proceeds from short-term debt	5,511	-
Proceeds from long-term debt, net of loan acquisition costs	173,805	-
Payment of loan acquisition costs	(1,274)	-
Repayments of long-term debt	(124,130)	(12,122)
Member distributions	(53,400)	-
Payment of contingent earn-out	(2,500)	-
Net cash provided by (used in) financing activities	(1,988)	(12,122)

Net change in cash and equivalents	10,846	7,268

Cash and equivalents - beginning of period	6,509	10,617

Cash and equivalents - end of period	$17,355	$17,885

Supplemental cash flow information:
Cash paid for interest	$6,880	$4,158

Cash paid for taxes	$1,472	$2,681

The accompanying notes are an integral part of these unaudited condensed consolidated and combined financial statements.

Atlas Intermediate Holdings LLC and ATC Group Partners LLC

NOTES TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (unaudited)

As of September 30, 2019 and December 31, 2018, and for the three and nine months ended September 30, 2019 and 2018

(amounts in thousands, except share amounts)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying unaudited condensed consolidated and combined financial statements include the consolidated and combined accounts of Atlas Technical Consultants Holdings LP and subsidiaries (“Atlas”) and ATC Group Partners LLC and subsidiaries (“ATC”) collectively the “Company”. As of December 31, 2018, and for the three months and nine months ended September 30, 2018, Atlas and ATC have been presented on a combined historical cost basis as they are entities under common control. In January 2019, Atlas and ATC were merged through a series of transactions. The merger is considered a transfer of interest under common control and therefore the assets and liabilities of ATC were transferred into Atlas at their carrying value. As of and for the three and nine months ended September 30, 2019, Atlas and ATC have been presented on a consolidated basis. All intercompany balances and transactions among the consolidated and combined entities have been eliminated.

The Company has more than 140 offices in 40 states and more than 3,300 employees.

Atlas provides public and private sector clients with comprehensive support in managing large-scale infrastructure improvement programs including engineering, design, program development/management, acquisition and project control services, as well as construction engineering & inspection and materials testing. ATC is a national firm that provides technical and project management services. ATC provides environmental and geotechnical engineering services, environmental consulting services, industrial hygiene, construction materials testing, compliance services, analytical testing, due diligence and environmental health and safety training throughout the United States.

Basis of Presentation

The accompanying consolidated and combined financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Interim Financial Information

The accompanying unaudited condensed consolidated and combined financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the rules and regulations of the SEC pertaining to interim financial information. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP have been condensed or omitted. Therefore, these financial statements should be read in conjunction with the audited combined financial statements for the year ended December 31, 2018 and notes thereto.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although these estimates are based on management’s best knowledge of current events and actions that we may undertake in the future, actual results may differ from our estimates. In the opinion of management, the accompanying unaudited condensed consolidated and combined financial statements reflect all adjustments (consisting of normal recurring adjustments unless otherwise specified) necessary for a fair presentation of our financial condition and results of operations as of and for the periods presented. Revenue, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these financial statements may not be representative of the results that may be expected for the full year ending December 31, 2019.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 – ACCOUNTS RECEIVABLE AND UNBILLED RECEIVABLES

The Company records its trade accounts receivable and unbilled receivables at their face amounts less allowances. On a periodic basis, the Company monitors the trade accounts receivable and unbilled receivables from its customers for any collectability issues. The allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. As of September 30, 2019 and December 31, 2018, the allowance for uncollectible trade accounts receivable was approximately $2,500 and $2,800, respectively, while the allowance for unbilled receivables was approximately $1,800 and $1,600, respectively. The allowances reflect the Company’s best estimate of collectability risks on outstanding receivables and unbilled services.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable. These risks primarily relate to the concentration of our largest customers who are large, governmental customers and regional governmental customers. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

NOTE 3 – REVENUE RECOGNITION

Revenues for services are derived from billings under contracts (which are typically of short duration) that provide for specific time, material and equipment charges, or lump sum payments and are reported net of any taxes collected from customers. The Company recognizes revenue as it is earned at estimated collectible amounts.

Revenue is recognized as services are performed and amounts are earned in accordance with the terms of a contract. The Company generally contracts for services to customers based on either a fixed fee or hourly rates. In such contracts, the Company’s efforts, measured by time incurred, typically are provided in less than a year and represent the contractual milestones or output measure, which is the contractual earnings pattern. For contracts with fixed fees, the Company recognizes revenues as amounts become billable in accordance with contract terms, provided the billable amounts are consistent with the services delivered and are earned. Expenses associated with performance of work may be reimbursed with a markup depending on contractual terms. Revenues include the markup, if any, earned on reimbursable expenses. Reimbursements include billings for travel and other out-of-pocket expenses and third-party costs, such as equipment rentals, materials, subcontractor costs and outside laboratories, which is included in cost of revenues in the accompanying condensed consolidated and combined statements of operations. The following summarizes revenue net of reimbursable expenses for the three and nine months ended September 30, 2019 and 2018:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(Consolidated)	(Combined)	(Consolidated)	(Combined)
Gross revenues	$128,753	$109,719	$358,033	$314,136
Reimbursable expenses	27,914	30,368	73,485	87,087
Revenue, net of reimbursable expenses	$100,839	$79,351	$284,548	$227,049

Revenues recognized in excess of billings are recorded as unbilled receivables. Billings in excess of revenues are recorded as deferred revenues and included in other current liabilities until revenue recognition criteria are met. Customer prepayments are deferred and recognized over future periods as services are delivered or performed.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 - Inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that management has the ability to access.

Level 2 – Inputs utilize data points that are observable for the asset or liability, directly or indirectly, such as quoted prices, interest rates and yield curves.

Level 3 - Inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company has various financial instruments, including cash and equivalents, accounts receivable and payable, accrued liabilities, and long-term debt. The carrying value of the Company’s cash and equivalents, accounts receivable, and payable and accrued liabilities approximate their fair value due to their short-term nature. The Company believes that the aggregate fair values of its long-term debt approximates its carrying amounts as the associated interest rates are either reset on a frequent basis or reflect current market rates.

NOTE 5 – RECENT ACCOUNTING PRONOUNCEMENTS

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which amends ASC 230 to add or clarify guidance on the classification of certain specific types of cash receipts in the statement of cash flows with the intent of reducing diversity in practice. Updates relate to the following types of cash receipts: Debt prepayments of extinguishment cost, settlement of zero-coupon debt, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, distributions received from equity method investees, and beneficial interests in securitization transactions. The Company adopted this ASU on January 1, 2019 and the adoption did not have a material effect on the Company’s results of operations, financial position, or cash flows.

In February 2016, FASB issued ASU 2016-02, Leases. ASU 2016-02 requires lessees to recognize, in the balance sheet, a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset over the lease term. The amendments in this accounting standard update are to be applied using a modified retrospective approach and are effective for fiscal years beginning after December 15, 2019. The Company is currently evaluating the requirements of ASU 2016-02 and its potential impact on its financial statements.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 by one year. The objective of this ASU is to establish the principles to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue from contracts with customers. The core principle is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 must be adopted using either a full retrospective method or a modified retrospective method. For the Company, this new standard is now effective for annual reporting periods beginning after December 15, 2018 and the Company intends to adopt this standard in the fourth quarter of 2019. The Company is still evaluating the potential impact from the adoption of this standard but does not expect it to have a significant impact on its financial statements.

NOTE 6 – PROPERTY AND EQUIPMENT, NET

The Company depreciates its assets on a straight-line basis over the assets’ useful lives, which range from 3 to 10 years. Property and equipment consist of the following:

	September 30, 2019	December 31, 2018	Average life

Furniture and fixtures	$7,565	$14,350	3-5 years
Equipment and vehicles	38,616	22,955	3-10 years
Computers	6,828	4,444	3 years
Leasehold improvements	4,878	4,518	3-5 years
Less: Accumulated depreciation and amortization	(43,930)	(34,007)

	$13,957	$12,260

Property and equipment under capital leases:

	September 30, 2019	December 31, 2018
Computer equipment	$1,162	$1,095
Less accumulated depreciation	(449)	(167)
	$713	$928

Capital leases for computer equipment have an average lease term of five years with minimum lease payments as follows:

Rest of 2019	$67
2020	268
2021	268
2022	267
2023	183
Thereafter	4
$1,057

Depreciation expense was approximately $4,200 and $4,100 nine months ended September 30, 2019 and September 30, 2018, respectively.

NOTE 7 – GOODWILL AND INTANGIBLES

The carrying amount, including changes therein, of goodwill was $80,352 at September 30, 2019 and December 31, 2018, and the Company did not recognize any impairments of goodwill in during the three and nine months ended September 30, 2019 or September 30, 2018.

Intangible assets at September 30, 2019 and December 31, 2018 consisted of the following:

	September 30, 2019			December 31, 2018			Remaining
	Gross	Accumulated	Net book	Gross	Accumulated	Net book	useful life
	amount	amortization	value	amount	amortization	value	(in years)
Definite life intangible assets:
Customer relationships	$110,931	(21,569)	$89,362	$110,931	$(14,056)	$96,875	9.25
Tradenames	17,092	(8,198)	8,894	17,092	(4,487)	12,605	2.25
Non-competes	647	(365)	282	647	(223)	424	3.75

Total intangibles	$128,670	$(30,132)	$98,538	$128,670	$(18,766)	$109,904

Amortization expense for the nine months ended September 30, 2019 and September 30, 2018 was approximately $11,400 and $10,200, respectively. Amortization of intangible assets for the next five years and thereafter is expected to be as follows:

Rest of 2019	$3,683
2020	14,503
2021	11,948
2022	11,945
2023	11,572
Thereafter	44,887
$98,538

NOTE 8 – LONG-TERM DEBT

In October 2017, concurrent with the closing of the acquisition of Moreland Altobelli Associates, Atlas obtained a bridge loan from Regions Bank in the amount of $42,000. In November 2017, concurrent with the closing of the acquisition of the Engineering Testing Services family of companies (“ETS”), Atlas entered into a credit agreement with a group led by Regions Bank providing a term loan of $95,000 and a revolving credit facility of $30,000 secured by the assets owned by Atlas (the “Atlas Loan Agreement”). Proceeds from the Atlas Loan Agreement were used to fund the acquisition of ETS, repayment of the bridge loan, and for a redemption of $15,200 of initial equity contributions made by the initial members once overall leverage amounts were determined. The Atlas Loan Agreement provided for a scheduled maturity date in November 2022 and quarterly principal payments beginning in December 2017, with interest compounded based on the variable rate in effect.

ATC had a business loan agreement (the “ATC Loan Agreement”) which provided for a scheduled maturity date of January 29, 2020. The ATC Loan Agreement included a revolving credit facility of $45,000. Security for the loan was provided by a first-priority interest in substantially all of ATC’s assets and a promissory note. Borrowings under the ATC Loan Agreement bore interest at the one-month London Interbank Offered Rate (“LIBOR”) plus a margin based on the total leverage ratio as defined in the ATC Loan Agreement.

In March 2019, subsequent to the merger with ATC, the outstanding balances of the Atlas Loan Agreement and the ATC Loan Agreement were paid in full and the ATC Loan Agreement was terminated. The Atlas Loan Agreement was amended to provide for a term loan of $145,000 and a revolving credit facility of $50,000, of which $31,800 was funded at closing (collectively, the “Atlas Credit Facility”). Proceeds of the Atlas Credit Facility were used to repay existing debt of $123,900 and fund a shareholder distribution of $52,800 made in April 2019. The Atlas Credit Facility requires quarterly principal payments of $2,719 through March 31, 2023, and then $3,625 until the final maturity in March 2024, and bears interest at an annual rate of LIBOR plus a margin ranging from 275 to 425 basis points determined by the Company’s Consolidated Leverage Ratio, as defined. For the interest payment made in September 2019, the applicable margin was 375 basis points and the total interest rate was 6.125%.

Long-term debt consisted of the following at September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Atlas credit facility - term loan	$139,562	$89,063
Capital lease obligations	304	1,030
Other loans - capital lease obligations	-	385
Atlas credit facility - revolving loan	34,300	13,944
Other line of credit	-	14,500

Subtotal	174,166	118,922

Less: Loan costs, net	(1,996)	(878)

Less current maturities of long-term debt	(11,193)	(5,682)

Long-term debt	$160,977	$112,362

Atlas was in compliance with all applicable loan covenants as of September 30, 2019.

Aggregate long-term principal payments subsequent to September 30, 2019, are as follows:

Year ending:
Remainder of 2019	$2,752
2020	11,143
2021	10,900
2022	10,875
2023	13,594
Thereafter	124,902
$174,166

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company is subject to certain claims and lawsuits typically filed against engineering companies, alleging primarily professional errors or omissions. The Company carries professional liability insurance, subject to certain deductibles and policy limits, against such claims. While management does not believe that the resolution of these claims will have a material adverse effect, individually or in aggregate, on its financial position, results of operations or cash flows, management acknowledges the uncertainty surrounding the ultimate resolution of these matters.

NOTE 10 – EQUITY BASED COMPENSATION

During the first nine months of 2019, Atlas Parent granted service-based Class A units to certain members of Atlas management. As of January 1, 2019, 1,666 units were authorized and reserved for issuance with 974 of these units granted as of September 30, 2019. The Class A units granted provide for service-based vesting over a four-year period following the grant date, with one quarter of the number of shares vesting on each anniversary of the grant date. Compensation expense related to these grants for the nine months ended September 30, 2019 was approximately $1,383. Compensation expense related to these grants is expected to be approximately $1,805 for 2019. The grant date fair value per unit was determined using a prescribed waterfall distribution of proceeds from an assumed sale of the Company pursuant to the terms of the currently contemplated transaction with Boxwood Merger Corp.

The following summarizes the activity of Class A unit awards during the nine months ended September 30, 2019:

	Number of unvested Class A units	Grant date fair value
Unvested Class A units as of December 31, 2018	378	$1,593
Granted	974	10,524
Vested	-	-
Forfeited	-	-

Unvested Class A units as of September 30, 2019	1,352	$8,026

NOTE 11 – RELATED-PARTY TRANSACTIONS

During the three and nine months ended September 30, 2019, the Company performed certain environmental consulting work for an affiliate of one of its principal owners or members and collected fees related to these services in the amounts of $1,900 and $2,500, respectively. The Company performed similar work during the three and nine months ended September 30, 2018 and collected fees related to these services in the amounts of $0 and $110, respectively.

NOTE 12 – DISCONTINUED OPERATIONS

In September 2017, ATC decided that it would wind down the operations of its Power and Industrial (P&I) operation by the end of 2017 due to the loss of one of P&I’s major customers. On December 27, 2017, ATC entered into an asset purchase agreement with a third party, which was the final step in finalizing the terms of the shutdown of the P&I service line. ATC completed the sale during 2018 which resulted in an immaterial gain. No other operations were discontinued from January 1, 2019 through September 30, 2019.

The P&I service line’s activity in the combined balance sheet and combined statement of cash flows were not material. The loss from discontinued operations presented in the combined statement of operations for the three and nine months ended September 30, 2019 and 2018 consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues	$-	$-	$-	$484
Cost of revenues	-	-	(177)	(654)
Operating expenses	-	-	(36)	(493)
Operating loss	-	-	(213)	(663)
Depreciation and amortization			-
Gain on sale from discontinued operations	-	-	-	20
Loss from discontinued operations	$-	$-	$(213)	$(643)